Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement and post-effective Amendment No. 1 to Registration Statement No. 333-125292 of Sears Holdings Corporation on Form S-8 of our report dated June 2, 2006, appearing in the Annual Report on Form 11-K of Lands’ End, Inc. Retirement Plan for the year ended December 31, 2005.

/s/ McGladrey & Pullen, LLP

Madison, Wisconsin

March 28, 2007

McGladrey & Pullen, LLP is a member firm of RSM International,

an affiliation of separate and independent legal entities.